Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

Lloyds Banking Group plc

Lloyds Bank plc

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Fee Calculation Rule(1)	Amount Registered(2)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate(1)	Amount of Registration Fee(1)(3)

Newly Registered Securities
Fees to be Paid	Equity of Lloyds Banking Group plc	Ordinary Shares(4)	Rule 456(b) and 457(r)	0	$0.00	$0.00	0.0001531	$
Fees to be Paid	Debt of Lloyds Banking Group plc	Senior debt securities	Rule 456(b) and 457(r)	0	0.00	0.00	0.0001531
Fees to be Paid	Debt of Lloyds Banking Group plc	Subordinated debt securities	Rule 456(b) and 457(r)	0	0.00	0.00	0.0001531
Fees to be Paid	Other Capital Securities of Lloyds Banking Group plc	Capital securities	Rule 456(b) and 457(r)	0	0.00	0.00	0.0001531
Fees to be Paid	Debt of Lloyds Banking plc	Senior debt securities	Rule 456(b) and 457(r)	0	$0.00	$0.00	0.0001531	$

Total Offering Amounts:						$0.00			0.00
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$0.00

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Offering Note(s)

(1)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, Lloyds Banking Group plc and Lloyds Bank plc are deferring payment of all of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis. Lloyds Banking Group plc and Lloyds Bank plc will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.
(2)	An unspecified aggregate initial offering price, aggregate number of, or principal amount of, the debt securities of Lloyds Banking Group plc, the debt securities of Lloyds Bank plc, or the capital securities, or the ordinary shares of Lloyds Banking Group plc, as the case may be, are being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. This Registration Statement also relates to offers and sales of securities in connection with market-making transactions by and through certain affiliates of the Registrants.
(3)	An unspecified aggregate initial offering price or number of the securities is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrants are deferring payment of all the registration fees.
(4)	The ordinary shares are being registered in connection with issuances from time to time of ordinary shares independently of or following the conversion of securities of Lloyds Banking Group plc. American depositary shares issuable upon deposit of the ordinary shares registered hereby have been registered under a separate Registration Statement on Form F-6 (Registration Statement No. 333-218363).